UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2010
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
30142 Wixom Road,Wixom, Michigan 48393
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (248) 960-9009
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 27, 2010, Rockwell Medical Technologies, Inc. (the “Company”) held its Annual Meeting of Shareholders. At the Annual Meeting, as noted in Item 5.07 below, the shareholders approved an amendment to the Company’s 2007 Long Term Incentive Plan (the “LTIP”), which amendment had been previously approved by the Board of Directors of the Company on March 8, 2010. The amendment to Section 1.7(a) of the LTIP increases the total number of Common Shares subject to the LTIP from 2,500,000 to 3,500,000 shares.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Company’s Annual Meeting of Shareholders on May 27, 2010, the shareholders voted to (1) elect one director for a term expiring in 2013, (2) ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2010, and (3) approve the amendment of the LTIP. The sole nominee for director at the meeting was an incumbent and he was elected. The following tables set forth the final voting results on each matter.

Director Nominee	For	Withheld	Broker Non-Votes
Ronald D. Boyd	7,859,261	268,421	6,041,318

Proposal	For	Against	Abstain	Broker Non-Votes
Ratify the selection of Plante & Moran, PLLC	14,038,386	69,246	61,368	—
Approve amendment of LTIP	6,962,914	996,825	167,943	6,041,318

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: June 3, 2010	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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